Exhibit 10.1

FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 5th day of March 2018, by and between SILICON VALLEY BANK (“Bank”) and IMPINJ, INC., a Delaware corporation (“Borrower”) whose address is 400 Fairview Ave. N. Suite 1200, Seattle, WA 98109.

Recitals

A.Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of April 24, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Bank and Borrower have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendment to Loan Agreement.

2.1Section 2.1.2 (Term Loan).  Section 2.1.2 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“2.1.2Term Loan.

(a)Availability.  On the First Amendment Effective Date, or as soon thereafter as all conditions precedent to the making thereof have been met, Bank shall make a term loan to Borrower in an aggregate principal amount equal to Twenty Million Dollars ($20,000,000) (the “Term Loan”), the proceeds of which shall be used to refinance all Indebtedness owing from Borrower to Bank outstanding as of the First Amendment Effective Date (excluding Indebtedness under the Revolving Line and with respect to Bank Services), for working capital and to fund its general business requirements.   For the avoidance of doubt, in connection with the making of the Term Loan, Bank hereby waives the Equipment Advance Prepayment Fee and the Term Loan Prepayment Fee (as such terms were defined prior to the First Amendment Effective Date).

(b)Repayment.  No principal payments with respect to the Term Loan shall be required from the First Amendment Effective Date through March 31, 2019 (the “Interest-Only Period”), provided that accrued and unpaid interest shall be due and payable in accordance with Section 2.3(a) hereof.  Any amount of the Term Loan outstanding on

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March 31, 2019, shall be payable in (i) thirty-six (36) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued interest (each a “Term Loan Payment”), beginning on April 1, 2019, and continuing on the first day of each month thereafter through the Term Loan Maturity Date.  Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan.  Once repaid, the Term Loan may not be reborrowed.

(c)Prepayment.

(i)Mandatory Prepayment Upon an Acceleration.  If the Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (a) all outstanding principal with respect to the Term Loan, plus accrued and unpaid interest thereon, (b) the Term Loan Prepayment Fee, and (c) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan.

(ii)Voluntary Prepayment.  So long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the Term Loan, provided Borrower (a) delivers written notice to Bank of its election to prepay the Term Loan at least ten (10) days prior to such prepayment, and (b) pays, on the date of such prepayment (i) all outstanding principal with respect to the Term Loan, plus accrued and unpaid interest thereon, (ii) the Term Loan Prepayment Fee, and (iii) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan.

2.2Section 2.1.3 (Equipment Advances).  Section 2.1.3 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“2.1.3Intentionally Omitted.”

2.3Section 2.4 (Fees).  Section 2.4(c) of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“(c)Intentionally Omitted.”

2.4Section 5.10 (Use of Proceeds).  Section 5.10 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“5.10Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and for general corporate purposes and not for personal, family, household or agricultural purposes.”

2.5Section 6.7 (Financial Covenants).  Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“6.7Financial Covenants.  Maintain at all times when Borrower’s Bank Liquidity is less than the Liquidity Threshold (such Liquidity Threshold to be tested as of the last day of each month) on a consolidated basis with respect to Borrower:

(a)Adjusted EBITDA Loss.  Adjusted EBITDA loss, measured on a trailing twelve (12) month basis as of the last day of each calendar quarter, of not greater than the following amounts for the relevant measuring periods:

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Measuring Period Ending	Maximum Adjusted EBITDA Loss
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(b)

Liquidity Ratio.  A ratio, measured as of the last day of each fiscal quarter of Borrower, of (I) unrestricted cash at Bank or Bank’s Affiliates (subject to a Control Agreement) plus net Accounts receivable, to (II) all Indebtedness (excluding Indebtedness owed to Bank from credit cards but including outstanding letters of credit) owing from Borrower to Bank of not less than 1.50 to 1.00.”

2.1Section 7.1 (Dispositions).  Section 7.1 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“7.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States and (e) other Transfers that do not exceed $500,000 per fiscal year.”

2.2Section 8.1 (Payment Default).  Section 8.1 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Term Loan Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period).”

2.3Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 hereby are added or amended and restated in their entirety and replaced with the following, as appropriate:

“Credit Extension” is any Advance, the Term Loan, Letter of Credit or any other extension of credit by Bank for Borrower’s benefit.

“First Amendment Effective Date” is March 5, 2018.

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“LIBOR Rate Margin” is (a) with respect to Advances, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), two and three quarters of one percent (2.75%) and (ii) in all other cases, three and one quarter of one percent (3.25%), and (b) with respect to the Term Loan, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), three percent (3.00%) and (ii) in all other cases, three and one half of one percent (3.50%).

“Liquidity Threshold” means (i) Sixty Million Dollars ($60,000,000) for the period of time beginning on the First Amendment Effective Date and ending on December 31, 2018; and (ii) Fifty Five Million Dollars ($55,000,000) for the period of time beginning on January 1, 2019 and at all times thereafter.

“Permitted Acquisition” means an acquisition by Borrower of all or substantially all of the assets or capital stock of another Person, including the creation and capitalization of any Subsidiary in connection with such acquisition, in which: (a) the Borrower’s board of directors has approved such acquisition, (b) the Person so acquired is in the same or a similar line of business or a business reasonably related thereto, (c) the acquisition is non-hostile, (d) Borrower is the sole surviving legal entity or any acquired Subsidiary is directly or indirectly owned by Borrower and, at Bank’s election, made in its sole discretion, such entity becomes a Borrower hereunder within thirty (30) days after the closing of such acquisition, (e) both before and after giving effect to such acquisition (including any Earn-out Obligations), Borrower has Bank Liquidity in an amount no less than the Liquidity Threshold, (f) no Event of Default shall have occurred and be continuing either before consummation of such acquisition or after giving effect to such acquisition, (g) both before and after giving effect to such acquisition, Borrower is able to demonstrate pro-forma compliance with all provisions of this Agreement and (h) the parties comply with Section 6.11 hereof in connection with the closing thereof (subject to clause (d), above).

“Prime Rate Margin” is (a) with respect to Advances, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), zero percent (0.00%) and (ii) in all other cases, one half of one percent (0.50%), and (b) with respect to the Term Loan, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), one quarter of one percent (0.25%) and (ii) in all other cases, three quarters of one percent (0.75%).

“Revolving Line Maturity Date” is March 5, 2020.

“Term Loan Maturity Date” is March 1, 2022.

“Term Loan Prepayment Fee” means a fee equal to (i) two percent (2.00%) of the principal amount of the Term Loan prepaid if the prepayment is on or prior to the first anniversary of the First Amendment Effective Date and (ii) one percent (1.00%) of the principal amount of the Term Loan prepaid if the prepayment is after the first anniversary of the First Amendment Effective Date but on or prior to the second anniversary of the First Amendment Effective Date.

2.4Section 13 (Definitions).  Subsection (c) of the defined term “Permitted Liens” set forth in Section 13.1 hereby is amended and restated in its entirety and replaced with the following:

“(c)purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Million Dollars ($5,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment

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when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

2.5Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 hereby are deleted in their entirety:

“Eligible Equipment”, “Equipment Advance”, “Equipment Advance Prepayment Fee”, “Equipment Maturity Date”, “Financed Equipment”, “Original Equipment Advances”, “Original Equipment A Advance”, “Original Equipment B Advance”, “Other Equipment”.

2.6Exhibit D to the Loan Agreement is hereby replaced with Exhibit D attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Bank on the Effective Date or thereafter remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto, (ii) the due execution and delivery to Bank of updated Borrowing Resolutions in the form attached hereto and (iii) Borrower’s payment to Bank of (a) a facility fee with respect to the Revolving Line in the amount of Twenty Eight Thousand Six Hundred Forty Five Dollars ($28,645), (b) a facility fee with respect to the Term Loan in the amount of Twenty Seven Thousand Five Hundred Dollars ($27,500) and (c) all Bank Expenses incurred through the date of this Amendment.

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Exhibit 10.1

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By:/s/ Soren Peterson Name:Soren Peterson Title:Vice President	BORROWER IMPINJ, INC. By:/s/ Evan Fein Name:Evan Fein Title:Chief Financial Officer

[Signature Page to First Amendment to Third Amended and Restated Loan and Security Agreement]

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Exhibit 10.1

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANKDate:

FROM:  IMPINJ, INC.

The undersigned authorized officer of Impinj, Inc. (“Borrower”) certifies that under the terms and conditions of the Third Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Annual Projections	30 days after FYE	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times (measured quarterly)*
Adjusted EBITDA Loss (on a trailing twelve (12) month basis)	See Section 6.7	$_______	Yes No
Liquidity	> 1.50 : 1.00	_____:1.0	Yes No

* Applicable only when Borrower’s Bank Liquidity is less than the Liquidity Threshold

Performance Pricing for Advances		Applies
Trailing 12-month Adjusted EBITDA ≥ $0.00	LIBOR Rate + 2.75%/Prime Rate + 0.00%	Yes No
Trailing 12-month Adjusted EBITDA < $0.00	LIBOR Rate + 3.25%/Prime Rate + 0.50%	Yes No

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Exhibit 10.1

Performance Pricing for the Term Loan		Applies
Trailing 12-month Adjusted EBITDA ≥ $0.00	LIBOR Rate + 3.00%/Prime Rate + 0.25%	Yes No
Trailing 12-month Adjusted EBITDA < $0.00	LIBOR Rate + 3.50%/Prime Rate + 0.75%	Yes No

Determination of Unused Fee		Applies
Trailing 12-month Adjusted EBITDA ≥ $0.00	0.25%	Yes No
Trailing 12-month Adjusted EBITDA < $0.00	0.35%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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IMPINJ, INC. By: Name: Title:

BANK USE ONLY

Received by: _____________________

authorized signer

Date: _________________________

Verified: ________________________

authorized signer

Date: _________________________

Compliance Status:Yes     No

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Exhibit 10.1

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:____________________

I.	Adjusted EBITDA Loss (Section 6.7(a))*

Required:Adjusted EBITDA Loss, measured quarterly on a trailing twelve (12) month basis, of not greater than the amounts set forth in Section 6.7(a) of the Loan Agreement

Actual:

A.	Net Income	$
B.	To the extent included in the determination of Net Income
1.	The provision for income taxes	$
2.	Depreciation expense	$
3.	Amortization expense	$
4.	Net Interest Expense	$
5.	All non-cash impairment charges and non-cash stock compensation expense	$
6.	The sum of lines 1 through 5	$
C.	Adjusted EBITDA (line A plus line B.6)

Is line C equal to or greater than the required amount set forth in Section 6.7(a) as of the end of the calendar quarter?

  No, not in compliance  Yes, in compliance

* Applicable only when Borrower’s Bank Liquidity is less than the Liquidity Threshold

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Exhibit 10.1

IILiquidity Ratio (Section 6.7(b))*

Required:A ratio, measured quarterly, of (I) unrestricted cash at Bank or Bank’s Affiliates (subject to a Control Agreement) plus net Accounts receivable, to (II) all Indebtedness (excluding Indebtedness owed to Bank from credit cards but including outstanding letters of credit) owing from Borrower to Bank of not less than 1.50 to 1.00.

Actual (quarter end):

A.	Aggregate value of Borrower’s unrestricted cash at Bank or Bank Affiliates subject to a Control Agreement	$
B.	Aggregate value of net Accounts receivable of Borrower	$
C.	Liquidity (line A plus line B)	$
D.	Aggregate value of all Indebtedness owing from Borrower to Bank (including outstanding letters of credit)	$
E.	Aggregate value of all Indebtedness owed to Bank from credit cards	$
F.	Liquidity Ratio (line C divided by (line D minus line E))	____:1.00

Is line F equal to or greater than the ratio required above as of the end of the quarter?

  No, not in compliance  Yes, in compliance

* Applicable only when Borrower’s Bank Liquidity is less than the Liquidity Threshold

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Exhibit 10.1

BORROWING RESOLUTIONS

CORPORATE BORROWING certificatE

Borrower:  IMPINJ, INC.Date:  March 5, 2018

Bank:Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.  I am the Secretary, Assistant Secretary or other officer of the Borrower.   My title is as set forth below.

2.  Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.  Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above.  Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.  The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Bank.

Execute Loan Documents.  Execute any loan documents Bank requires.

Grant Security.  Grant Bank a security interest in any of Borrower’s assets.

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Exhibit 10.1

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit.  Apply for letters of credit from Bank.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.  The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

IMPINJ, INC.

By:

Name:

Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as
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of the date set forth above.

By:

Name:

Title:

4

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